Exhibit 3.1

CERTIFICATE OF FORMATION

OF

DynCorp International LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is DynCorp International LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on December 27, 2000

/s/ K. M. Ball
K. M. Ball, Authorized Person

        STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

  FILED 09:00 AM 12/27/2000

        001652179 – 3336709